As filed with the Securities and Exchange Commission on September 30, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                  EXOGEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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           DELAWARE                                             22-3208468
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                             10 Constitution Avenue
                          Piscataway, New Jersey 08855
                                 (732) 981-0990
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

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                               Patrick A. McBrayer
                      President and Chief Executive Officer
                             10 Constitution Avenue
                          Piscataway, New Jersey 08855
                                 (732) 981-0990
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

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                            Ellen B. Corenswet, Esq.
                               Grace E. Han, Esq.
                         Brobeck, Phleger & Harrison LLP
                            1633 Broadway, 47th Floor
                            New York, New York 10019
                                 (212) 581-1600

         Approximate date of commencement of proposed sale to the public: As soon as practicable on or after this Registration Statement is declared effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title Of Each Class of         Amount To Be            Proposed Maximum          Proposed Maximum Aggregate         Amount of
Securities To Be                Registered        Offering Price Per Unit(1)         Offering Price(1)           Registration Fee
Registered
====================================================================================================================================
Common Stock,
$.0001 par value              820,000 Shares               $3.1875                       $2,613,750                  $772.00
====================================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of computing the registration fee based upon the average of the high and low prices of the Common Stock, as reported on The Nasdaq National Market as of a date which is within five business days of the date of this Registration Statement.


--------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

PROSPECTUS
                                 820,000 Shares

                                  EXOGEN, INC.

                                  Common Stock


--------------------------------------------------------------------------------


         This Prospectus relates to the public offering, which is not being underwritten, of up to 820,000 shares of Common Stock, par value $.0001 per share (the "Shares"), of Exogen, Inc. ("Exogen" or the "Company"). All of such Shares are currently issued and outstanding and are held by Smith & Nephew Holdings, Inc. (the "Selling Stockholder") and may be offered by such Selling Stockholder. The shares were issued by the Company to the Selling Stockholder pursuant to a stock purchase agreement, dated August 10, 1998.

         The Shares may be offered by the Selling Stockholder or by pledgees, donees or transferees of, or other successors in interest to, the Selling Stockholder from time to time in transactions on The Nasdaq National Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to one or more purchasers (including pledgees) or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangement between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares. The Selling Stockholder may transfer its Shares under certain circumstances to other persons who may, in turn, resell Shares in the manner described above. In addition, the Selling Stockholder may pledge or make gifts of its Shares and such Shares may also be sold by the pledgees or transferees. To the extent required, the number of Shares being offered and the terms of the offering, including the public offering price, the name of the Selling Stockholder and any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholder" and "Plan of Distribution."

         None of the  proceeds  from  the  sale  of the  Shares  by the  Selling
Stockholder will be received by the Company. The Company has agreed to bear certain expenses (other than selling discounts and commissions) in connection with the registration of the Shares pursuant to preexisting agreements. The Company has agreed to indemnify the Selling Stockholder and its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholder has agreed to indemnify the Company and its affiliates against certain liabilities, including liabilities under the Securities Act under certain circumstances.

   AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.


--------------------------------------------------------------------------------

         The Common Stock of the Company is traded on The Nasdaq National Market under the symbol "EXGN." The last reported sales price of the Company's Common Stock on The Nasdaq National Market on September 29, 1998 was $3.125 per share.

--------------------------------------------------------------------------------



         The Selling Stockholder and any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for a description of indemnification arrangements.


--------------------------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------



                The date of this Prospectus is September 30, 1998

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and the schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to such exhibit. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected, and copies of such material may be obtained upon payment of the prescribed fees, at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the Commission's World Wide Web site at http://www.sec.gov.

         The Common Stock of the Company is traded on The Nasdaq National Market, and in accordance therewith, annual and quarterly reports, proxy statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The  following   documents   filed  with  the   Commission  are  hereby
incorporated by reference in this Prospectus: (i) the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1997 (the "1997 Form 10-K"), (ii) the Quarterly Report of the Company on Form 10-Q for the period ended December 31, 1997, (iii) the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 1998, (iv) the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 1998, (v) the Current Report of the Company on Form 8-K filed with the Commission on September 23, 1998 and
(vi) the description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 26, 1995 under Section 12 of the Exchange Act.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted in writing to Chief Financial Officer, Exogen, Inc., 10 Constitution Avenue, Piscataway, New Jersey 08855.

         An investment in the shares of Common Stock offered hereby involves a high degree of risk and should not be made by any investors who cannot afford the loss of their entire investment. In addition, this Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Such statements are only predictions, and the actual events or results may differ materially from the results discussed in the forward-looking statements. In evaluating such statements and in making any investment decisions, prospective investors should specifically consider the various factors identified in this Prospectus, including the matters set forth in the "Risk Factors" section below, which could cause actual results to differ materially from those indicated by such forward-looking statements. In addition, when used in this Prospectus, the words "intends to," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements.

                                   THE COMPANY

         The Company was incorporated in New York on January 24, 1992, and was reincorporated in Delaware on February 8, 1993. The Company's principal executive offices are located at 10 Constitution Avenue, Piscataway, New Jersey 08855, and its telephone number is (732) 981-0990.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

Limited Operating History

         The Company has a limited history of operations that, to date, has consisted primarily of research and development, product engineering, obtaining approval from the U.S. Food and Drug Administration ("FDA") for the Company's SAFHS device, developing the Company's sales and marketing organization, supervising the manufacture of the SAFHS device by a contract manufacturer, developing in-house manufacturing capability, and selling its SAFHS device domestically and internationally. The Company was formed for the purpose of acquiring the SAFHS technology and related clinical data, as well as the mechanical-stress technology. The Company has limited direct clinical trial experience. The Company received approval of its Pre-Market Approval ("PMA") Application for the SAFHS Model 2A device and began marketing it in October 1994, and further received approval of the SAFHS 2000 device and began marketing the SAFHS 2000 in May 1997, and therefore has limited experience in marketing and selling its products in commercial quantities. The Company had no previous direct manufacturing experience prior to commencing in-house refurbishing of its SAFHS device in fiscal 1996. Whether the Company can successfully manage the transition to a larger-scale commercial enterprise will depend, in part, upon further developing its distribution network, including its relationship with Smith & Nephew, Inc. ("S&N"), an affiliate of the Selling Stockholder; successfully developing its manufacturing capability; and strengthening its financial and management systems, procedures, and controls. Failure to make such a transition successfully would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Uncertainty of Market Potential and Market Acceptance

         The Company's SAFHS device was approved by the FDA for commercial marketing in October 1994 to treat closed, cast-immobilized, fresh fractures of the tibia and distal radius within approved indications. Since that time, the Company has been engaged in efforts to gain physician acceptance of the SAFHS device and reimbursement coverage for its use. The market potential of the Company's SAFHS device depends on the acceptance by the medical community of the use of ultrasound technology as a safe and effective method of treating fresh fractures and the use of the Company's SAFHS device by physicians for treatment of these fractures. The SAFHS device is based upon new technology that had not been used previously to treat bone fractures. There can be no assurance that physicians will prescribe treatment using the SAFHS device. In addition, use of the SAFHS device depends significantly on the availability and extent of third-party reimbursement (which has occurred substantially on a case-by-case basis), increased awareness of the effectiveness of the SAFHS technology, and focused sales efforts by the Company. Electrical stimulation devices, the only other non-invasive devices commercially available for the treatment of bone fractures, have gained only limited physician acceptance to date. Failure of the Company's SAFHS device to achieve market acceptance would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Dependence on Third-Party Reimbursement

         Successful sales of SAFHS devices in the United States, Europe, Japan, and other countries depend on the availability of adequate reimbursement from third-party payors such as managed care organizations, workers' compensation insurers, private insurance plans, and government entities. There is significant uncertainty concerning third-party reimbursement for the use of any medical device incorporating new technology, such as the SAFHS device. Reimbursement by a third-party payor may depend on a number of factors, including the payor's determination that the use of the SAFHS device is safe and effective, medically necessary, appropriate for the specific patient, cost-effective, and not experimental or investigational. In addition, devices incorporating a new technology are often prescribed by physicians for indications other than those approved by the FDA (off-label). Reimbursement for such off-label uses may not be available or permitted by government regulations. Since reimbursement approval is required from each payor individually, seeking such approvals is a time-consuming and costly process that requires the Company to provide scientific and clinical support for the use of the SAFHS device to each payor separately. In most cases, in the United States, the Company has received reimbursement approval from third-party payors only on a case-by-case basis. Currently, third-party payors that have conducted technology assessments of the SAFHS therapy, and have established medical guidelines for its use, require the Company, in most cases, to obtain preauthorization from these third-party payors prior to providing the SAFHS devices to the patients. There can be no assurance that third-party reimbursement will be sufficiently available for the SAFHS device or any of the Company's other products that may be developed, that such third-party reimbursement will be adequate, or that other third-party payors, including Medicare, will not recommend that the SAFHS device not be covered under their programs.

         In August 1996, the Technology Advisory Committee of the Health Care Financing Administration ("HCFA") recommended that the SAFHS device not be covered under the Medicare program. The Company, however, continues to pursue coverage for SAFHS by providing additional information to the HCFA staff; in the interim, the Company is not shipping orders to patients covered under Medicare. The United States Congress is also considering various proposals to significantly reduce Medicare and Medicaid expenditures, which, if they were enacted and if SAFHS were covered under Medicare or Medicaid, could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows. In addition, third-party payors are increasingly limiting reimbursement coverage for medical devices, and in many instances have put pressure on medical suppliers to lower their prices. The Company has limited experience in obtaining reimbursement for its products in countries other than the United States, and has obtained only limited reimbursement in Germany. There is no assurance that the Company's efforts to obtain reimbursement approval in Germany and in other countries will be successful. Lack of or inadequate reimbursement by governmental and other third-party payors for the Company's products would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

History of Losses; Profitability Uncertain; Fluctuations in Operating Results

         The Company has incurred substantial losses since inception and, as of June 30, 1998, had an accumulated deficit of approximately $40.9 million. Such losses have resulted principally from expenses associated with obtaining FDA approval for the Company's SAFHS device, engineering and developing the SAFHS and mechanical-stress devices, and establishing and expanding the sales and marketing organization and reimbursement activities in the United States and in Europe. The Company expects to generate substantial additional losses in the future primarily attributable to development of, and clinical trials for, the mechanical-stress device, clinical trials for expanded indications of the SAFHS technology, the continued expansion of domestic and international sales and marketing activities, and the expansion of in-house manufacturing capability. Results of operations may fluctuate significantly from quarter to quarter based on such factors, and will also depend upon reimbursement by third-party payors, new product introductions by the Company or its competitors, timing of regulatory actions, expenditures incurred in the research and development of new products, and the mix of product sales between the United States and abroad. The Company's future revenues and profitability are critically dependent on whether it can successfully market and sell its SAFHS device. There can be no assurance that significant revenues or profitability will ever be achieved.

Dependence on Principal Product

         Essentially all of the Company's product revenues to date have been derived from sales of its SAFHS device. The SAFHS device is expected to continue to account for substantially all of the Company's revenues for the foreseeable future. The Company's long-term success will depend in part on the successful commercialization of the SAFHS device for its approved indications, the development and regulatory approval of SAFHS devices to treat additional indications, and the acceptance of the SAFHS treatment by the medical community and third-party payors. Failure to gain market acceptance for the SAFHS device or to obtain adequate reimbursement coverage, among other factors, would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Limited Sales and Marketing Experience

         The Company began marketing the SAFHS device in the United States in October 1994. Because of limited market awareness of SAFHS therapy, the sales effort is a lengthy process, which requires educating physicians and third-party payors regarding the clinical benefits and cost-effectiveness of the SAFHS technology, assisting patients in the reimbursement process, and providing product support to patients. On August 10, 1998, the Company entered into a multi-year Master Agreement and a U.S. Sales Representative Agreement with S&N, under which S&N has obtained exclusive rights to market SAFHS devices in the United States. As a result, the Company is no longer engaged in any direct domestic sales activities related to its current products. S&N's sales personnel do not have prior experience in the sale or use of SAFHS devices, although the Company is providing training and other support to S&N's sales force under the U.S. Sales Representative Agreement. There can be no assurance that S&N will commit the necessary resources to market the SAFHS device effectively or that the Company and S&N will succeed in their efforts to promote the SAFHS technology to physicians and third-party payors.

         The Company markets the SAFHS device in several European countries through independent distributors and sales agents, and has recorded sales in Germany, Austria, the Netherlands, Denmark, Switzerland, Belgium, the United Kingdom and Israel. The Company markets the SAFHS device in Japan through an exclusive distribution agreement with Teijin Limited ("Teijin"), a Japanese corporation. Each of the foreign markets in which the Company sells, or plans to sell, its products has its own regulatory requirements and approvals, and the distribution, price, and market structure to be established by the Company might vary from country to country. No assurance can be given that the Company or its partners can successfully market the SAFHS device in Europe or in Japan. The Master Agreement between the Company and S&N grants S&N the option, under certain circumstances and subject to certain outstanding rights, to obtain exclusive distribution rights to the SAFHS devices worldwide (except for Japan). There is no assurance that S&N will exercise this option or that the existence of this option will not have a material adverse effect on the Company's ability to obtain and maintain effective distribution arrangements in international markets pending the exercise or expiration of this option.

         The Company's marketing success in the United States and abroad will depend on whether it can gain further regulatory approvals of its products and whether the Company, together with S&N, can successfully demonstrate the cost-effectiveness of the Company's products and further develop direct sales capability. Failure by the Company to successfully market its products domestically and internationally would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Risks Associated with International Operations

         The Company established a subsidiary in Germany during fiscal 1995 as part of its strategy to introduce the SAFHS device in Europe, and commenced commercial distribution of the device in certain European countries during fiscal 1996. Product sales in Europe, which were primarily derived from sales in Germany, were 14% of total product sales in fiscal 1996, 18% in fiscal 1997, and for the nine months ended June 30, 1998, were 5% of total product sales.

         In the three months ended March 31, 1998, the Company recorded its initial sales to Teijin, its Japanese distributor. The Company is responsible for manufacturing and supplying SAFHS devices to Teijin for clinical trials and sales in Japan, while Teijin is responsible for complying with the regulatory requirements and marketing and distributing the SAFHS device in Japan. Product sales to Japan were 10% of total product sales for the nine months ended June 30, 1998.

         Management expects international revenues to represent a significant percentage of total revenues. The Company believes that its profitability and continued growth will require expansion of sales in foreign markets, and so it intends to continue to expand its operations outside the United States and enter additional international markets, which will require significant management attention and financial resources. There can be no assurance that the Company will be able to achieve market acceptance of its products in international markets or maintain or increase international market demand for its products.

         As of June 30, 1998, the balance in European accounts receivable, net of allowances for returns and bad debt, was $319,000. The European accounts receivable is primarily derived from sales in Germany, where the

Company has received limited local reimbursement on a case-by-case basis. To assist the collection of outstanding claims and to expedite the reimbursement process on future claims, the Company is seeking nationwide approval by the National Krankenkasse, the German governing organization that establishes medical reimbursement policy for health-care providers. To this end, in August 1997 the Company submitted a formal application to the National Krankenkasse. The application process includes a scientific assessment and a reimbursement assessment. In May 1998, an article in a German medical publication indicated that the reviewing body recommended to the German Minister of Health not to provide national reimbursement for SAFHS therapy; the Minister of Health has accepted this recommendation. In the quarter ended March 31, 1998, the Company recorded an $800,000 nonrecurring charge to operations to write down certain of its European accounts receivable, primarily in Germany, which exceeded 180 days outstanding. The nonrecurring charge was precipitated by a recent German court case, unrelated to the Company, that challenged a 1995 ruling upon which the Company had previously relied, and may reduce the collectibility of certain accounts receivable in Germany. The Company plans to seek an appeal or resubmit its application with further information. Unless and until such approval is obtained, the Company has elected to sell SAFHS devices in Europe only when reimbursement is preapproved, which has caused a downward trend in European sales. There can be no assurance that the Company will ultimately receive nationwide approval in any European country on a timely basis, if at all. Lack of European approvals for the Company's products could have a material adverse effect on the Company's European business, financial condition, results of operations, and cash flows.

         The  Company's   European   operations   are   denominated  in  foreign
currencies. Management can give no assurances that changes in currency and exchange rates will not materially affect the Company's revenues, costs, cash flows, and business practices and plans. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, delays in receiving payments on accounts receivable balances, reimbursement approvals (both government and private), difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings, and the burdens of complying with a wide variety of foreign laws. There can be no assurances that such factors will not have a material adverse effect on the Company's future international revenues and, consequently, on the Company's business, financial condition, results of operations, or cash flows.

Manufacturing and Related Risks

         The Company has developed in-house refurbishing capability for the SAFHS Model 2A device and in-house manufacturing capability for the SAFHS 2000 device. In addition, the Company uses a contract manufacturer to manufacture a portion of the Company's SAFHS 2000 production. Both the Company's and the contract manufacturer's respective facilities have been inspected by the FDA, and have been approved for the production of the SAFHS 2000 under the FDA's Quality System Regulations. Any failure by either the Company or the contract manufacturer to maintain its respective facility in accordance with the FDA's Good Manufacturing Practices ("GMP") requirements could result in the inability to manufacture the SAFHS device on a commercial scale, and could limit the Company's ability to deliver the SAFHS device to physicians or patients, which would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

         Several components incorporated in the SAFHS device currently are, and will continue to be, manufactured by single-source vendors. For certain of these components, there are relatively few alternative sources of supply, and establishing additional or replacement suppliers for such components cannot be accomplished quickly. Any supply interruption from single-source vendors would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Intense Competition and Risks Associated with Rapid Technological Change

         The medical device industry is characterized by intense competition. Many of the Company's existing and potential competitors have substantially greater financial, marketing, sales, distribution, and technical resources than the Company and more experience in research and development, clinical trials, regulatory matters, manufacturing, and marketing. In addition, most of these companies have established third-party reimbursement for their products. Furthermore, the medical device industry is characterized by rapid product development and technological change. The Company's products could be rendered obsolete or uneconomical by technological advances by one or more of the Company's competitors or by other therapies such as drugs to treat conditions addressed by the Company's products. The Company's business, financial condition, results of operations, and cash flows will depend upon whether the Company can compete effectively with other developers of such medical devices and therapies.

         The SAFHS device competes with non-invasive bone-growth electrical-stimulation devices and with various surgical treatments. The Company's mechanical-stress device to prevent bone loss related to osteoporosis, if developed and marketed, will compete with drug therapies and exercise regimens. There can be no assurance that such device will ever be developed, approved by the FDA, or become commercially available. Four companies currently market electrical-stimulation devices for the treatment of non-union fractures (fractures that remain unhealed after nine months). The Company believes that at least one of these companies is conducting clinical trials for the use of electrical stimulation for the treatment of fresh fractures. In addition, other companies are developing a variety of products and technologies to be used in the treatment of fractures and osteoporosis, including growth factors, bone-graft substitutes, and exercise/physical therapy equipment. There can be no assurance that competitors will not develop products that are superior to the Company's products, achieve greater market acceptance, or render the Company's technology and products obsolete or noncompetitive. As a result, the Company's long-term viability may depend on whether it can continue to develop new products. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on the Company's business, financial condition, results of operations, or cash flows.

Extensive Government Regulation

         The manufacture and sale of medical devices are subject to extensive government regulation in the United States and in other countries. The process of obtaining FDA and other required regulatory approvals can be time-consuming, expensive, and uncertain, frequently requiring several years from commencing clinical trials to receiving regulatory approval. For example, the process of conducting clinical trials and obtaining the PMA for the SAFHS Model 2A took nine years. The Company is required to file PMA supplements for new or expanded indications for its SAFHS technology. In addition, modifications to its SAFHS devices may require PMA supplements. If a supplement were not accepted by the FDA, the Company would be required to undertake and complete the entire PMA process in order to use future SAFHS devices to treat those additional indications or commercialize a modified device. There can be no assurance that the Company will obtain any such approvals on a timely basis, or at all, which could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

         The Company filed a PMA Supplement for its second-generation SAFHS, the SAFHS 2000, in December 1995, and in March 1997, the FDA approved this supplement. In May 1997, the Company commenced commercial distribution of the SAFHS 2000 in the United States. In June 1997, the Company filed a PMA Supplement seeking approval of an expanded indication for the SAFHS 2000, but withdrew that application in July 1997 to revise and resubmit it for both expanded and new applications. The Company filed this Supplement during the fourth quarter of fiscal 1998. No assurance can be given that this application will be accepted or that a PMA or a supplement to an existing PMA will be granted on a timely basis, or at all. In order for the Company to market the SAFHS device or any future products in foreign jurisdictions, it will be required to seek regulatory approvals in those jurisdictions. No assurance can be given that the Company can obtain required regulatory approvals in foreign countries on a timely basis, or at all.

         Regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. FDA enforcement policy strictly prohibits the promotion by the Company and any of its distributors of approved medical devices for off-label uses. There can be no assurance that the Company will not become subject to FDA actions as a result of physicians' prescribing the SAFHS device for off-label uses. In addition, product approvals may be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. The Company is required to adhere to FDA regulations setting forth GMP requirements relating to tests, control, and documentation. Ongoing compliance with GMP and other applicable regulatory requirements is monitored through periodic inspections by state and federal agencies, including the FDA, and by comparable agencies in other countries. Failure to comply with applicable United States and international regulatory requirements can result in failure of the relevant government agency to grant pre-market approval for devices, withdrawal of approval, total or partial suspension of production, fines, injunctions, civil penalties, recall or seizure of products, and criminal prosecution. Furthermore, changes in existing regulations or adoption of new regulations or policies could prevent the Company from obtaining, or affect the timing of, future regulatory approvals or clearances.

         During 1996, the Company received regulatory approval of the SAFHS Model 2A in Germany. Under German law, medical devices must have a "GS" mark affixed to the product labeling. The GS mark, which the Company received in December 1995, denotes that the product meets certain safety standards. In 1996, the Company also received the "CE" (Medical Device Directive) mark for the SAFHS Model 2A, and in 1998, for the SAFHS 2000. The CE mark is recognized by countries that are members of the European Union and the European Free Trade Association, and effective June 1998, the Company is required to affix the CE mark to all its medical devices sold in the European Union.

         There can be no assurance that the Company will be able to obtain necessary regulatory approvals or clearances in the United States, Europe, the Pacific Rim, or elsewhere on a timely basis, or at all. Delays in receipt of or failure to receive such approvals or clearances, the loss of previously received approvals or clearances, or failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Limited Protection of Patents, Copyrights and Proprietary Rights; Risk of Patent Infringement

         The  Company  relies  on  a  combination  of  patents,  trade  secrets, copyrights, and confidentiality agreements to protect its proprietary technology, rights, and know-how. No assurance can be given that the Company's patent applications will issue as patents or that any issued patents owned by the Company will provide competitive advantages for the Company's products or will not be successfully challenged or circumvented by competitors. Under current law, patent applications in the United States are maintained in secrecy until patents are issued, and patent applications in foreign countries are maintained in secrecy for a period after filing. The right to a device patent in the United States is attributable to the first to invent the device, not the first to file a patent application. Accordingly, the Company cannot be sure that its products or technologies do not infringe patents that may be granted in the future pursuant to pending patent applications or that its products do not infringe any patents or proprietary rights of third parties. In the event that any relevant claims of third-party patents are upheld as valid and enforceable, the Company could be prevented from selling its products or could be required to obtain licenses from the owners of such patents or be required to redesign its products to avoid infringement. There can be no assurance that such licenses would be available or, if available, would be on terms acceptable to the Company, or that the Company would be successful in any attempt to redesign its products or processes to avoid infringement. The Company's failure to obtain these licenses or to redesign its products would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows. The Company also relies on trade secrets and proprietary information, and enters into confidentiality agreements with its employees, consultants, and advisors.  There  can be no  assurance  that the  obligations  to  maintain  the confidentiality of such trade secrets and proprietary information will effectively prevent disclosure of the Company's confidential information or provide meaningful protection for the Company's confidential information if there is unauthorized use or disclosure, or that the Company's trade secrets or proprietary information will not be independently developed by the Company's competitors. The Company also holds rights to copyrights on text and on software developed by or for itself for use in its SAFHS device. There can be no assurance that any copyrights owned by the Company will provide competitive advantages for the Company's products or will not be challenged or circumvented by its competitors. Litigation may be necessary to defend against claims of infringement, to enforce patents and copyrights issued or licensed to the Company, or to protect trade secrets, and could result in substantial cost to, and diversion of effort by, the Company. There can be no assurance that the Company would prevail in any such litigation.

Uncertainty of New Product Development

         The Company plans to seek FDA approval to commence clinical trials in the near future to expand the approved indications for the SAFHS technology to include other fractures, spine fusion, and cartilage repair. In addition, the Company has developed a mechanical-stress device to prevent bone loss related to osteoporosis. The Company has completed a pilot clinical trial in the United

States,  and  anticipates  that it  will be  required  to  undertake  additional development activities and human clinical trials before seeking regulatory approval for this device. There can be no assurance that the mechanical-stress device will prove to be safe and efficacious, that product development will ever be successfully completed, that a PMA, if applied for, will be granted by the FDA on a timely basis, or at all, that adequate levels of third-party reimbursement will be available, or that the mechanical-stress device will ever achieve commercial acceptance. The Company's inability to show efficacy in additional applications of its SAFHS technology, to successfully develop the mechanical-stress device, or to achieve market acceptance of such new applications and products would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Royalty Payment Obligations; Potential Loss of Exclusive License

         The Company is required to pay a royalty on any net revenues from sales of the mechanical-stress device, if such device is successfully developed. In the event that the Company does not commercially exploit the underlying technology as required by the license agreement for such technology, the Company will forfeit its exclusive license to the mechanical-stress technology. There can be no assurance that the Company will commercially exploit such technology within the meaning of such license, and forfeiture of such exclusive license could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Product Liability and Insurance

         The Company faces an inherent business risk of exposure to product liability claims in the event that the use of its products is alleged to have resulted in adverse effects. There can be no assurance that liability claims will not exceed the coverage limits of the Company's insurance policies or that such insurance will continue to be available on commercially reasonable terms, or at all. Consequently, product liability claims could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Reliance on Key Personnel

         The Company's success depends to a significant extent upon a number of key management and technical personnel. The loss of the services of one or more key employees could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows. The Company also believes that its future success will depend in large part on whether it can attract and retain highly skilled technical, management, sales and marketing, and reimbursement personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The Company's failure to attract, hire, and retain these personnel would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

Possible Volatility of Stock Price

         The trading price of the Company's Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations or new products by the Company or its competitors, changes in earning estimates by analysts, general conditions in the medical device industry, and other events or factors. In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies in industries similar or related to that of the Company and that have been unrelated to the operating performance of these companies. These market fluctuations may adversely affect the market price of the Company's Common Stock.

Certain Anti-Takeover Provisions

         The Company's Second Amended and Restated Certificate of Incorporation grants the Board of Directors the authority to issue up to 3,000,000 shares of preferred stock of the Company, $0.0001 par value per share (the "Preferred Stock"), in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Effective December 6, 1996, pursuant to the Rights Agreement, the Company's Board of Directors declared a dividend of one Right to purchase, under certain circumstances, one one-hundredth share of the Company's Series A Preferred Stock for each outstanding share of Common Stock of the Company. Although the Company has no present plans to issue any additional shares of Preferred Stock, it may do so in the future.

         The Company's Bylaws specify procedures for director nominations by stockholders and the submission of other proposals for consideration at stockholder meetings. Certain provisions of Delaware law applicable to the Company could also delay or make more difficult a merger, tender offer, or proxy contest involving the Company, including Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless certain conditions are met. The possible issuance of Preferred Stock (including pursuant to the Rights Plan), the procedures required for director nominations and stockholder proposals, and Delaware law could have the effect of delaying, deferring, or preventing a change in control of the Company, including without limitation, discouraging a proxy contest, making more difficult the acquisition of a substantial block of the Company's Common Stock, or limiting the price that investors might be willing to pay in the future for shares of the Company's Common Stock.

                                 USE OF PROCEEDS

         None of the proceeds from the sale of the Shares will be received by the Company.

                               SELLING STOCKHOLDER

         The following table sets forth the number of shares of Common Stock beneficially owned by the Selling Stockholder as of September 28, 1998. The Selling Stockholder has not had a material relationship with the Company within the past three years other than as a result of the distribution relationship between the Company and S&N and the Selling Stockholder's ownership of the Shares or other securities of the Company. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholder. See "Plan of Distribution."

                                                                                                Beneficial Ownership
                                                                                                  After Offering(1)
                                                     Number of Shares    Number of Shares   --------------------------
                                                    Beneficially Owned    Registered for    Number of
Name of Selling Stockholder                          Prior to Offering      Sale Hereby      Shares            Percent
---------------------------                          -----------------      -----------      ------            -------
Smith & Nephew Holdings, Inc................              820,000              820,000        --                 --


(1) The number of shares of Common Stock and the percentage of shares of Common Stock beneficially owned by the Selling Stockholder after the offering are based on the assumption that the Selling Stockholder will sell all of the Shares registered for sale hereby. Because the Selling Stockholder may offer all, some or none of the Shares pursuant to this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares that will be held by the Selling Stockholder after completion of the sale of Shares hereunder. See "Plan of Distribution."


         The Shares registered for sale hereby were acquired by the Selling Stockholder on August 10, 1998 in connection with the execution of a multi-year master agreement and a U.S. sales representative agreement under, which S&N obtained exclusive rights to distribute SAFHS devices in the United States. As part of the transaction, the Selling Stockholder purchased 820,000 shares of the Company's Common Stock for an aggregate purchase price of $4.1 million, or $5.00 per share.

         The Company has agreed to bear certain expenses (other than selling discounts and commissions) in connection with the registration of the Shares.

         The Company has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep this Registration Statement effective until the earlier of August 10, 2000 or until all of the Shares have been sold pursuant to the terms hereof.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby are being offered directly by the Selling Stockholder or by pledgees, donees or transferees of, or other successors in interest to, the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The sale of the Shares may be effected by the Selling Stockholder from time to time in transactions on The Nasdaq National Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to one or more purchasers (including pledgees) or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangement between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares. The Selling Stockholder may transfer its Shares under certain circumstances to other persons who may, in turn, resell Shares in the manner described above. In addition, the Selling Stockholder may pledge or make gifts of its Shares and such Shares may also be sold by the pledgees or transferees. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on The Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus;

(iv) "at the market" to or through market makers or into an existing market for the Common Stock; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Stockholder or its successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder or its successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the Shares, in which Shares may be resold thereafter pursuant to this Prospectus. The Selling Stockholder or its successors in interest may also pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts.

         At the time a particular offer of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of Shares being offered and the terms of the offering including the name or names of any underwriters, dealers or agents.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Stockholder.

         The Selling Stockholder may also transfer its Shares pursuant to Rule 144, whether or not the Registration Statement, of which this Prospectus forms a part, is effective at the time of any such transfer.

         The Selling Stockholder and any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has agreed to indemnify the Selling Stockholder and its affiliates against certain liabilities, including liabilities under the Securities Act. The Selling Stockholder has agreed to indemnify the Company and its affiliates against certain liabilities, including liabilities under the Securities Act under certain circumstances.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 102 under Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholder.

         The Company has agreed to bear certain expenses (other than discounts and selling commissions) in connection with the registration of the Shares.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, New York, New York. Ellen B. Corenswet, a partner of Brobeck, Phleger & Harrison LLP, owns 2,000 shares of Common Stock of the Company.

                                     EXPERTS

         The financial statements and schedule incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.


                 ----------------------------------------------

                       Table of Contents
                                                                 Page
                                                                 ----

        Available Information..............................        2

        Incorporation of Certain Information by
         Reference.........................................        2

        The Company........................................        3

        Risk Factors.......................................

        Use of Proceeds....................................        9

        Selling Stockholder................................        10

        Plan of Distribution...............................        10

        Legal Matters......................................        11

        Experts............................................        11

                                 820,000 Shares





                                  EXOGEN, INC.





                                  Common Stock





                                   PROSPECTUS





                               September 30, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth an estimate of the expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered:

                                                                     Amount to
                                                                      Be Paid
                                                                      -------

Registration Fee - SEC............................................    $  772
Nasdaq National Market Listing Fee................................    17,500
Legal Fees and Expenses...........................................    30,000
Accounting Fees and Expenses......................................    15,000
Miscellaneous.....................................................    16,728
Total.............................................................    80,000

Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Articles 8 and 9 of the Registrant's Second Amended and Restated Certificate of Incorporation provide for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Selling Stockholder has agreed to indemnify officers, directors and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act under certain circumstances. The Company has obtained liability insurance for its directors and officers.

Item 16.  Exhibits

         The following is a list of Exhibits  filed as part of the  Registration
Statement:

 4.1 Specimen certificate for shares of the Registrant's Common Stock, incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 33-92740.
 4.2 Provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant, incorporated herein by reference to Exhibits 3.2 and 3.3 to Registration Statement No. 33-92740.
 5.      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1     Consent of Arthur Andersen LLP, independent public accountants.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5).
24.      Powers of Attorney.

Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, Delaware General Corporation Law, the Certificate of Incorporation, the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on this 30th day of September, 1998.

                                               EXOGEN, INC.


                                               By:      /s/ Patrick A. McBrayer
                                                        -----------------------
                                                        Patrick A. McBrayer,
                                                        Chief Executive Officer,
                                                        President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1998:

                  Signature

By:      /s/ John P. Ryaby
         -----------------
         John P. Ryaby, Chairman of the Board of Directors and Vice President of Research and Development and Regulatory Affairs


By:      /s/ Patrick A. McBrayer
         -----------------------
         Patrick A. McBrayer, Chief Executive Officer, President, and Director (Principal Executive Officer)


By:      /s/ Richard H. Reisner
         ----------------------
         Richard H. Reisner, Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer and Principal
         Accounting Officer)


By:      *
         ---------------------
         Buzz Benson, Director


By:      *
         ---------------------------
         Donald J. Lothrop, Director

         *
By:      -------------------------
         Peter C. Madeja, Director

By:      *
         ------------------------------------
         David J. Ottensmeyer, M.D., Director


By:      *
         -------------------------
         Terence D. Wall, Director


*By:     /s/ Patrick A. McBrayer
         -----------------------
         Patrick A. McBrayer
         Attorney-in-Fact